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                                                                     EXHIBIT 3.1

                                SECOND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF
                            DUPONT PHOTOMASKS, INC.
                           (a Delaware corporation)

     DuPont Photomasks, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     1. The Corporation was originally incorporated in Delaware on December 21, 1995 under the name "DP Photomasks Subsidiary, Inc." pursuant to the General Corporation Law.

     2. That the Board of Directors duly adopted, pursuant to Section 245 of the General Corporation Law, resolutions proposing to restate the Amended and Restated Certificate of Incorporation of the Corporation, solely to integrate, and not to further amend, the provisions of the Amended and Restated Certificate of Incorporation as heretofore amended and supplemented, there being no discrepancy between those provisions and the provisions of this Second Restated Certificate of Incorporation, except that (a) all references to "the date of filing of this Certificate of Amendment" have been revised to reflect the actual date of such filing: November 15, 1999, and (b) all references to "the Amended and Restated Certificate of Incorporation" have been changed to "this Second Restated Certificate of Incorporation."

     3. The text of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, is hereby restated in its entirety to read as follows:
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     FIRST:  The name of the corporation is DUPONT PHOTOMASKS, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 105,000,000 shares consisting of 100,000,000 shares designated "Common Stock" and 5,000,000 shares designated "Preferred Stock". The shares of Common Stock shall have a par value of $.01 per share, and the shares of Preferred Stock shall have a par value of $.01 per share.

             (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the following provisions, designations, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof for shares of any such class or series of Preferred Stock:

             (1) the designation of such class or series, the number of shares to constitute such class or series and the stated or liquidation value thereof;

             (2) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

             (3) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

             (4) whether the shares of such class or series shall be subject to redemption at the election of the Corporation and/or the holders of such class or series and, if so, the times, price and other conditions of such redemption, including securities or other property payable upon any such redemption, if any;

             (5) the amount or amounts, if any, payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or on any distribution of the assets, of the Corporation;

             (6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

             (7) whether the shares of such class or series be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any securities, whether or not issued by the Corporation, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

             (8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

             (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional shares of stock, including additional shares of such class or series or of any other series of the same class or of any other class;

             (10) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

             (11) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

             (c) Such divisions and determinations may be accomplished by an amendment to this ARTICLE FOURTH, which amendment may be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

             (d) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; provided that each series of a class is given a distinguishing designation and that all shares of a series have powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof identical with those of other shares of the same series and, except to the

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extent otherwise provided in the description of the series, with those other series of the same class.

          (e) Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series before any dividends shall be declared and paid, or set aside for payment on shares of Common Stock with respect to the same dividend period. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

          (f) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of each series of Preferred Stock will be entitled to receive the amount fixed for such series upon any such event plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

          (g) The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

          (h) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

          (i) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. Subject to the provisions of applicable law and any certificate of designation providing for the issuance of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. No stockholder will be permitted to cumulate votes at any election of directors.

          (j) Subject to all the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full in cash the amounts to which they respectively shall be entitled or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common stock in accordance with their respective rights and interests, to the exclusion for the holders of the Preferred Stock.

          (k) Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed from time to time by the Corporation and any such stockholder.

   FIFTH: The name and mailing address of the incorporator is: Mary Beth McDermott, 1007 Market Street, Wilmington, Delaware 19898.

   SIXTH: (a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors of the Corporation. Except as otherwise provided for or fixed pursuant to the provisions of paragraph (b) of ARTICLE FOURTH of this Second Restated Certificate of Incorporation of the Corporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time by resolution of the Board of Directors.

          (b) The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of paragraph (b) of ARTICLE FOURTH this Second Restated Certificate of Incorporation (the "Preferred Stock Directors")) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders next succeeding November 15, 1999; Class II directors shall initially serve until the Second annual meeting of stockholders next succeeding November 15, 1999; and Class III directors shall initially serve until the third annual meeting of stockholders next succeeding November 15, 1999. Commencing with the first annual meeting of stockholders next succeeding November 15, 1999, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as

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possible.

          (c) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

          (d) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of paragraph (b) of ARTICLE FOURTH of this Second Restated Certificate of Incorporation of the Corporation, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2/3% in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          (e) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of paragraph (b) of ARTICLE FOURTH hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors of the Corporation in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

          (f) Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation. Notwithstanding any other provision of this Second Restated Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or this Second Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding shares of voting stock of the Corporation, voting together as a single class, shall be required in order for the stockholders of the Corporation to adopt, alter, amend or repeal any bylaw of the Corporation.

     EIGHTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation. Notwithstanding any other provision of this Second Restated Certificate of Incorporation of the Corporation or any provision of law which might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law or the this Second Restated Certificate of Incorporation, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with the provisions of, ARTICLE SIXTH, ARTICLE SEVENTH, ARTICLE ELEVENTH or this ARTICLE EIGHTH shall require the affirmative vote of the holders of at least 66 2/3% in voting power of the then outstanding voting stock of the Corporation, voting together as a single class.

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not

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     adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          TENTH:    The Corporation shall not be subject to Section 203 of the
     General Corporation Law of Delaware.

          ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any written consent of stockholders in lieu of a meeting of stockholders.

     IN WITNESS WHEREOF, the undersigned officer of DuPont Photomasks, Inc. has hereunto set his hand this 23rd day of January, 2001.

                                               DUPONT PHOTOMASKS, INC.


                                               By: /s/ John M. Lynn
                                                  -----------------
                                                   John M. Lynn
                                                   Executive Vice President and
                                                   General Counsel

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